Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Martin K. Birmingham, President and Chief Executive Officer, and Kevin B. Klotzbach, Chief Financial Officer of Financial Institutions, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the period ended December 31, 2017 and that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2018	/s/ Martin K. Birmingham
Martin K. Birmingham
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 14, 2018	/s/ Kevin B. Klotzbach
Kevin B. Klotzbach
Chief Financial Officer
(Principal Financial Officer)

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to Financial Institutions, Inc. and will be retained by Financial Institutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.